                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


Pricing Supplement No. 71                                   Trade Date: 06/09/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/12/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 10, 2003


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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFV1              $1,168,000.00              3.750%                12/15/13                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        7/15/03                    Yes                    Yes                           100% 06/15/04
        monthly                                                                    semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $1,153,984.00             $14,016.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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